Exhibit 99.1

NEWBRIDGE BANCORP (NASDAQ: NBBC) ANNOUNCES SECOND QUARTER 2015 RESULTS

REFLECTING STRONG ASSET AND EARNINGS GROWTH

GREENSBORO, N.C., July 23, 2015 --

Second Quarter 2015 Highlights

•	Net income totaled $6.0 million or $0.15 per share.

•	Excluding acquisition related expenses, net income available to common shareholders increased 44% to $6.1 million ($0.15 per share) from $4.2 million ($0.11 per share) a year ago.

•	Total assets grew $43.6 million to $2.78 billion, reflecting continued organic growth.

•	Core deposits increased 16% on a year-over-year basis. At June 30, 2015, core deposits were 73% of total deposits.

•	Total loans increased $56.2 million or 11.5% annualized, and now exceed $2.00 billion.

•	Core efficiency improved to 65.92% from 70.44% a year ago.

•	Mortgage banking revenue increased 44% from $356,000 in the first quarter to $511,000 in the second quarter.

Capital Adequacy, Shareholder Value

•	Tier 1 leverage and total risk-based capital ratios remain well above regulatory well-capitalized standards at 8.92% and 12.00% respectively, with tangible common equity to risk weighted assets at 9.88%.

•	Tangible book value per share increased $0.12 to $5.79 for the quarter.

•	Total shareholders’ common equity rose 13.8% to $255.6 million from $224.7 million a year earlier.

•	A quarterly cash dividend of $.015 was paid on July 15, 2015.

NewBridge Bancorp (the "Company") today reported earnings for the three month period ended June 30, 2015.  Net income available to common shareholders totaled $6.0 million, or $0.15 per diluted share, compared to $1.2 million, or $0.03 per diluted share, for the quarter ended June 30, 2014. Per share data for 2015 are impacted by the issuance of 1.735 million shares in the Premier Commercial Bank acquisition. For the three and six months ended June 30, 2015, merger expenses totaled $171,000 and $2.4 million, compared to $4.8 million and $4.9 million for 2014.

Pressley A. Ridgill, President and CEO, commented: “Building shareholder value by harvesting efficiencies from our recent mergers and added investments in the lending team remains our key focus in 2015.  The added revenue from these investments is translating into improved operating performance.  The core efficiency percentage fell to 66% in the second quarter from more than 70% a year ago, and our return on average assets was 0.88% for the second quarter of 2015.  Operating net income, a non-GAAP measure of net income less acquisition related expense, increased 44% to $6.1 million for the three months ended June 30, 2015 and 53% for the year to $11.3 million.  On an earnings per share basis, core earnings per share year-to-date of $0.29 are up 32% over the prior year.”

Ridgill continued, “Our successes in the lending areas are evident in growth in earning assets and increased fee income.  For the third consecutive quarter, organic loan growth exceeded an annualized rate of 11%, boosting the Company’s primary source of revenue, interest on loans.  Year to date, the Company originated $503 million in commercial and retail loans, a 64% increase over the prior year.  Commercial production represents approximately two thirds of the activity and was balanced out by retail lending.  Through six months, mortgage loans originated for sale increased 86% to $120 million which has led to a 134% increase in mortgage revenue.”

Net Interest Income

Net interest income increased to $22.8 million for the second quarter of 2015, compared with $20.3 million for the quarter ended June 30, 2014 and $21.7 million for the quarter ended March 31, 2015. The increases were driven by growth in interest-earning assets, primarily loans. Total average interest-earning assets increased to $2.53 billion at June 30, 2015 from $2.21 billion at June 30, 2014.

For the second quarter of 2015, the net interest margin was 3.64%, compared with 3.70% for the second quarter of 2014 and 3.69% for the first quarter of 2015. The decline in the net interest margin reflects the continuing pressure due to the low-interest rate environment and intense pricing competition for quality lending business. Also, there has been a slight increase in the cost of interest-bearing liabilities which was 0.43% for the second quarter of 2015, up from 0.41% for the first quarter of 2015 and 0.40% for the second quarter of 2014.

Noninterest Income

Total noninterest income for the second quarter of 2015 was $4.8 million compared with $4.2 million for the second quarter of 2014. Mortgage banking revenue increased substantially to $511,000, up 112% from $241,000 a year earlier and up 44% from the first quarter of 2015, reflecting continued strong growth in mortgage loan production. Retail banking income decreased 14% to $2.3 million in the second quarter of 2015 from $2.7 million in the second quarter of 2014, but increased from $2.1 million in the first quarter of 2015. The Company also recognized $433,000 in proceeds from bank-owned life insurance due to a policy maturity in the second quarter of 2015.

Noninterest Expense

Total noninterest expense decreased 16% to $18.4 million in the second quarter. In the second quarter of 2014, noninterest expense included $4.8 million in acquisition related expenses for the Capstone Bank acquisition; whereas in the second quarter of 2015 acquisition-related expenses for Premier Commercial Bank had subsided and were only $171,000. Noninterest expense excluding acquisition-related expenses increased 6% to $18.2 million from $17.2 million, reflecting the Company’s growth and investments in supporting a larger and more geographically diverse operation. Legal and professional expense in 2015 is relatively more elevated than other expense categories due to several internal projects which are now completed.

Balance Sheet

Total assets grew to $2.78 billion at June 30, 2015, up 1.6% from $2.74 billion at March 31, 2015, and up 14% from $2.43 billion at June 30, 2014.

Loans held for investment increased $56.2 million, or 11.5% annualized, to $2.00 billion compared to $1.95 billion at March 31, 2015. Loans held for sale increased 29% reflecting the continued growth in mortgage banking.

Total deposits were $1.99 billion at June 30, 2015, down $32.0 million from March 31, 2015. However, core deposits were up $4.0 million from March 31, 2015. Core transaction, savings and money market accounts were 73% of the Company's deposits and totaled $1.45 billion at June 30, 2015.

During the quarter the Company relied on borrowings to fund loan growth, with total borrowings increasing $73.6 million to $509.1 million at June 30, 2015, compared to $435.5 million at March 31, 2015.

Shareholders' equity increased to $255.6 million at June 30, 2015, up $4.4 million from March 31, 2015. Retained earnings rose $5.4 million during the quarter, due to net income of $6.0 million and the second quarter declared dividend of $586,000. Average diluted shares outstanding increased to 39,496,122 at June 30, 2015 from 38,333,841 at March 31, 2015, primarily due to the issuance of shares in the Premier Commercial Bank acquisition. The Company's tangible book value per share rose from $5.67 per share at March 31, 2015 to $5.79 at June 30, 2015.

Asset Quality

Asset quality reflected continued improvement through the second quarter of 2015. Nonperforming assets at June 30, 2015 declined to $7.8 million from $14.9 million a year earlier. The percentage of nonperforming assets to total assets declined to 0.28% at June 30, 2015, compared to 0.61% a year earlier. Total nonperforming loans declined to $5.7 million at June 30, 2015, compared to $11.3 million at June 30, 2014. As a percentage of total assets, nonperforming loans declined to 0.20% compared to 0.46% a year earlier. Net chargeoffs were $580,000 for the second quarter of 2015 and $2.1 million for the second quarter of 2014. The Company’s allowance for credit losses to total loans held for investment excluding acquired loans was 1.23%, slightly down from the first quarter of 2015 and in line with a consistent quarterly decline since March 31, 2014. The ratio of the allowance for credit losses to nonperforming loans was 375% at June 30, 2015. The improvement in asset quality is reflected in the reduced provision for credit losses in 2015.

Outlook

Mr. Ridgill affirmed his optimism regarding the Company’s ability to compete successfully in its attractive market areas. NewBridge operates in many key markets in both North Carolina and South Carolina which should enable good loan growth to continue for the foreseeable future. Although the net interest margin remains under pressure, the Company’s strong capital and excellent asset quality should continue to support future growth which is expected to remain in double digits through 2016.

About NewBridge Bancorp

NewBridge Bancorp (NASDAQ: NBBC) is the holding company for NewBridge Bank, a $2.8 billion community-focused bank headquartered in Greensboro, North Carolina. Through 42 branches, NewBridge Bank provides a comprehensive array of personal financial solutions including banking, lending and wealth management services. The Bank’s commercial teams provide customized lending services, including SBA loans, along with sophisticated deposit and treasury management solutions to small businesses and middle market corporations. With continuous operations dating back to 1910 in the Piedmont Triad Region of North Carolina (Greensboro-Winston-Salem-High Point), NewBridge Bank’s served markets have expanded to also include Charlotte-Gastonia-Concord, Raleigh-Durham-Chapel Hill, and Wilmington in North Carolina, and Greenville-Spartanburg and Charleston in South Carolina. To make NewBridge Bank your preferred financial partner, please visit us in our offices or online at www.newbridgebank.com.

Disclosures About Forward Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially.  For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements.  Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of NewBridge and its management about future events.  The accuracy of such forward looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of NewBridge's customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.  These forward looking statements express management's current expectations, plans or forecasts of future events, results and condition, including financial and other estimates and expectations regarding recently completed or proposed acquisitions and the general business strategy of engaging in bank acquisitions.  Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in NewBridge's filings with the Securities and Exchange Commission, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.  NewBridge undertakes no obligation to revise or update these statements following the date of this press release.

Investors may contact:
Ramsey Hamadi, Chief Financial Officer	336-369-0975
Richard Cobb, Controller & Chief Accounting Officer	336-369-0914

	Three Months Ended June 30		Six Months Ended June 30
	2015	2014	2015	2014
Income Statement Data
(Dollars in thousands, except share data)
Interest income:
Loans	$20,553	$18,506	$40,016	$33,617
Investment securities	4,505	3,577	8,740	6,529
Other	41	40	78	41
Total interest income	25,099	22,123	48,834	40,187
Interest expense:
Deposits	1,324	1,050	2,464	1,907
Borrowings from the FHLB	275	180	538	366
Other	670	638	1,315	1,023
Total interest expense	2,269	1,868	4,317	3,296
Net interest income	22,830	20,255	44,517	36,891
Provision for credit losses	16	600	120	744
Net interest income after provision for credit losses	22,814	19,655	44,397	36,147
Noninterest income:
Retail banking	2,291	2,673	4,399	5,252
Mortgage banking services	511	241	867	370
Wealth management services	749	713	1,501	1,429
Gain on sale of investment securities	-	-	-	-
Bank-owned life insurance	922	329	1,229	777
Other	364	250	1,226	704
Total noninterest income	4,837	4,206	9,222	8,532
Noninterest expense:
Personnel	9,725	9,645	19,794	17,986
Occupancy	1,360	1,241	2,739	2,427
Furniture and equipment	1,020	948	1,981	1,855
Technology and data processing	1,298	1,173	2,511	2,290
Legal and professional	1,274	925	2,014	1,463
FDIC insurance	453	416	864	813
Other real estate owned	219	(62)	396	336
Acquisition related expenses	171	4,812	2,428	4,900
Other	2,890	2,945	5,810	5,440
Total noninterest expense	18,410	22,043	38,537	37,510
Income before income taxes	9,241	1,818	15,082	7,169
Income tax expense	3,240	657	5,311	2,557
Net income	6,001	1,161	9,771	4,612
Dividends on preferred stock	-	-	-	(337)
Net income available to common shareholders	$6,001	$1,161	$9,771	$4,275
Net income per share - basic	$0.15	$0.03	$0.25	$0.13
Net income per share - diluted	$0.15	$0.03	$0.25	$0.13
Cash dividends declared per share	$0.015	$-	$0.03	$-

FINANCIAL SUMMARY

	2015			2014
	Second	First		Fourth	Third	Second
	Quarter	Quarter		Quarter	Quarter	Quarter
Period-End Balance Sheet
(Dollars in thousands)
Assets
Loans held for sale	$15,100	$11,739		$6,181	$3,303	$5,733
Commercial loans	1,039,540	1,011,386		928,761	839,696	835,248
Real estate - construction loans	192,142	189,792		168,109	157,841	151,078
Real estate - mortgage loans	731,413	712,220		672,574	689,356	703,390
Consumer loans	24,637	25,576		26,164	26,794	28,770
Other loans	16,471	9,058		8,798	7,277	8,064
Total loans held for investment	2,004,203	1,948,032		1,804,406	1,720,964	1,726,550
Allowance for credit losses	(21,314)	(21,878)		(22,112)	(22,501)	(22,944)
Net loans held for investment	1,982,889	1,926,154	(1)	1,782,294	1,698,463	1,703,606	(2)
Investment securities	531,021	536,083		496,798	496,914	469,198
Other earning assets	18,028	23,911		17,131	19,076	19,679
Goodwill	24,716	24,716		22,063	22,063	22,063
Core deposit intangible	4,677	5,148		4,616	5,040	5,489
Other non-earning assets	202,254	207,292		191,149	197,891	203,325
Total Assets	$2,778,685	$2,735,043		$2,520,232	$2,442,750	$2,429,093

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$363,036	$360,378		$319,327	$310,441	$301,038
Savings deposits	69,364	69,510		67,639	66,521	67,554
NOW accounts	548,109	543,149		509,450	499,184	477,372
Money market accounts	470,186	473,671		386,733	405,369	404,801
Time deposits	544,115	580,077		549,415	543,619	604,818
Total deposits	1,994,810	2,026,785	(3)	1,832,564	1,825,134	1,855,583	(4)
Total borrowings	509,074	435,454		438,474	373,974	332,274
Other liabilities	19,184	21,591		17,839	15,211	16,585
Shareholders' equity (all common)	255,617	251,213		231,355	228,431	224,651
Total Liabilities and Shareholders' Equity	$2,778,685	$2,735,043		$2,520,232	$2,442,750	$2,429,093

(1)	Includes $93.0 million from Premier Commercial Bank acquisition.
(2)	Includes $260.7 million from CapStone Bank acquisition.
(3)	Includes $125.2 million from Premier Commercial Bank acquisition.
(4)	Includes $229.3 million from CapStone Bank acquisition.

COMMON STOCK DATA

	2015		2014
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter

Market value:
End of period	$8.93	$8.92	$8.71	$7.59	$8.06
High	9.17	9.18	8.98	8.46	8.69
Low	7.48	7.78	7.34	7.20	6.99
Book value	6.54	6.44	6.22	6.14	6.05
Tangible book value	5.79	5.68	5.50	5.41	5.31
Average shares outstanding	39,046,498	37,844,273	37,195,303	37,166,736	36,808,785
Average diluted shares outstanding	39,496,122	38,333,841	37,655,766	37,576,669	37,382,568
Class A shares at end of period	35,890,135	35,815,135	34,008,795	34,007,093	33,949,443
Class B shares at end of period	3,186,748	3,186,748	3,186,748	3,186,748	3,186,748

ASSET QUALITY DATA

	2015		2014
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
(Dollars in thousands)
Loans identified as impaired	$3,648	$3,701	$4,227	$3,947	$8,025
Other nonperforming loans	2,035	2,240	2,985	3,882	3,268
Total nonperforming loans	5,683	5,941	7,212	7,829	11,293
Other real estate owned	2,142	2,484	3,057	3,585	3,593
Total nonperforming assets	$7,825	$8,425	$10,269	$11,414	$14,886

Net chargeoffs	$580	$338	$439	$532	$2,091
Allowance for credit losses	21,314	21,878	22,112	22,501	22,944
Allowance for credit losses to loans held for investment	1.06%	1.12%	1.23%	1.31%	1.33%
Allowance for credit losses to loans held for investment excluding acquired loans	1.23	1.35	1.43	1.61	1.68
Nonperforming loans to loans held for investment	0.28	0.30	0.40	0.45	0.65
Nonperforming assets to total assets	0.28	0.31	0.41	0.47	0.61
Nonperforming loans to total assets	0.20	0.22	0.29	0.32	0.46
Net chargeoff percentage (annualized)	0.12	0.07	0.10	0.12	0.48
Allowance for credit losses to nonperforming loans	375.05	368.25	306.60	287.41	203.17

Allowance for credit losses rollforward	Three Months Ended June 30		Six Months Ended June 30
	2015	2014	2015	2014

Beginning balance	$21,878	$24,435	$22,112	$24,550
Chargeoffs	935	3,023	2,120	3,981
Recoveries	355	932	1,202	1,631
Net chargeoffs	580	2,091	918	2,350
Provision for credit losses	16	600	120	744
Ending balance	$21,314	$22,944	$21,314	$22,944

INVESTMENT PORTFOLIO

(Dollars in thousands)	As of June 30, 2015
	Amortized	Gross Unrealized	Gross Unrealized	Estimated	Average		Average Duration
	Cost	Gain	Loss	Fair Value	Yield (%)		(years)

Debt Securities(1)
Available for sale debt securities	$350,427	$8,240	$(1,723)	$356,944	3.48	(2)	3.39
Held to maturity debt securities	138,633	1,766	(379)	140,020	3.19	(2)	5.37
Total debt securities	489,060	10,006	(2,102)	496,964	3.40	(2)	3.96

Equity Securities(1)
Available for sale equity securities	35,098	497	(151)	35,444

Total Investment Portfolio(1)	$524,158	$10,503	$(2,253)	$532,408

(Dollars in thousands)	As of December 31, 2014
	Amortized	Gross Unrealized	Gross Unrealized	Estimated	Average		Average Duration
	Cost	gain	loss	Fair value	Yield (%)		(years)

Debt Securities(1)
Available for sale debt securities	$325,755	$9,484	$(2,097)	$333,142	3.58	(2)	3.71
Held to maturity debt securities	130,701	1,711	(497)	131,915	2.89	(2)	5.00
Total debt securities	456,456	11,195	(2,594)	465,057	3.38	(2)	4.08

Equity Securities(1)
Available for sale equity securities	32,750	361	(156)	32,955

Total Investment Portfolio(1)	$489,206	$11,556	$(2,750)	$498,012

(1)	Available for sale securities are carried at fair value on the balance sheet while held to maturity securities are carried at amortized cost.
(2)	Fully taxable equivalent basis.

ANALYSIS OF YIELDS AND RATES

	Three Months Ended June 30, 2015			Three Months Ended June 30, 2014
	Average	Interest Income/	Average Yield/	Average	Interest Income/	Average Yield/
	Balance	Expense(1)	Rate	Balance	Expense(1)	Rate
(Fully taxable equivalent basis, dollars in thousands)
Earning Assets
Loans receivable	$1,972,979	$20,553	4.18%	$1,731,815	$18,506	4.29%
Investment securities	536,569	4,662	3.48%	456,291	3,717	3.26%
Other earning assets	20,673	41	0.80%	20,193	40	0.79%
Total Earning Assets	2,530,221	25,256	4.00%	2,208,299	22,263	4.04%
Non-Earning Assets	206,358			209,324
Total Assets	$2,736,579	25,256		$2,417,623	22,263

Interest-Bearing Liabilities
Deposits	$1,636,750	1,324	0.32%	$1,566,251	1,050	0.27%
Borrowings	461,926	945	0.82%	304,265	818	1.08%
Total Interest-Bearing Liabilities	2,098,676	2,269	0.43%	1,870,516	1,868	0.40%
Noninterest-bearing deposits	365,425			302,397
Other liabilities	19,629			15,139
Shareholders' equity	252,849			229,571
Total Liabilities and
Shareholders' Equity	$2,736,579	2,269		$2,417,623	1,868
Net Interest Income		$22,987			$20,395
Net Interest Margin			3.64%			3.70%
Interest Rate Spread			3.57%			3.64%

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014
	Average	Interest Income/	Average Yield/	Average	Interest Income/	Average Yield/
	Balance	Expense(1)	Rate	Balance	Expense(1)	Rate
(Fully taxable equivalent basis, dollars in thousands)
Earning Assets
Loans receivable	$1,915,751	$40,016	4.21%	$1,581,176	$33,617	4.29%
Investment securities	526,581	9,034	3.43%	417,207	6,747	3.23%
Other earning assets	20,844	78	0.75%	10,761	41	0.77%
Total Earning Assets	2,463,176	49,128	4.02%	2,009,144	40,405	4.06%
Non-Earning Assets	202,529			189,302
Total Assets	$2,665,705	49,128		$2,198,446	40,405

Interest-Bearing Liabilities
Deposits	$1,598,108	2,464	0.31%	$1,453,209	1,907	0.26%
Borrowings	454,699	1,853	0.82%	256,298	1,389	1.09%
Total Interest-Bearing Liabilities	2,052,807	4,317	0.42%	1,709,507	3,296	0.39%
Noninterest-bearing deposits	348,301			273,841
Other liabilities	19,927			15,489
Shareholders' equity	244,670			199,609
Total Liabilities and
Shareholders' Equity	$2,665,705	4,317		$2,198,446	3,296
Net Interest Income		$44,811			$37,109
Net Interest Margin			3.67%			3.72%
Interest Rate Spread			3.60%			3.67%

(1)	Income related to securities exempt from federal income taxes is stated on a fully taxable-equivalent basis, assuming a federal income tax rate of 35%, and is then reduced by the non-deductible portion of interest expense. For the three months ended June 30, the adjustments made to convert to a fully taxable-equivalent basis were $157 for 2015 and $140 for 2014. For the six months ended June 30, the adjustments made to convert to a fully taxable-equivalent basis were $294 for 2015 and $218 for 2014.

OTHER DATA

	Three Months Ended June 30		Six Months Ended June 30
	2015	2014	2015	2014

Tangible common equity	$226,224	$197,099	$226,224	$197,099
Return on average assets	0.88%	0.19%	0.74%	0.42%
Return on average equity	9.52	2.03	8.05	4.66
Net yield on earning assets	3.64	3.70	3.67	3.72
Average loans to assets	72.10	71.63	71.87	71.92
Average loans to deposits	98.54	92.68	98.42	91.55
Average noninterest - bearing deposits
to total deposits	18.25	16.18	17.89	15.86
Average equity to assets	9.24	9.50	9.18	9.08
Common equity tier 1 capital as a percentage
of total risk weighted assets	9.79	N/A	9.79	N/A
Total capital as a percentage of total risk weighted assets	12.00	12.54	12.00	12.54
Tangible common equity as a percentage
of tangible assets	8.23	8.21	8.23	8.21
Tangible common equity as a percentage
of total risk weighted assets	9.88	10.56	9.88	10.56

NON-GAAP MEASURES

Operating net income, net income less acquisition related expenses

(Dollars in thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2015	2014	2015	2014

Net income available to common shareholders	$6,001	$1,161	$9,771	$4,275
Add acquisition related expenses adjusted for tax	111	3,073	1,573	3,152
Operating net income	$6,112	$4,234	$11,344	$7,427

Operating net income per share - diluted	$0.15	$0.11	$0.29	$0.22

Core efficiency percentage, efficiency percentage excluding acquisition related expenses

(Dollars in thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2015	2014	2015	2014

Total noninterest expense	$18,410	$22,043	$38,537	$37,510
Less acquisition related expenses	(171)	(4,812)	(2,428)	(4,900)
Numerator for calculation of core efficiency (A)	$18,239	$17,231	$36,109	$32,610

Net interest income	$22,830	$20,255	$44,517	$36,891
Total noninterest income	4,837	4,206	9,222	8,532
Denominator for calculation of core efficiency (B)	$27,667	$24,461	$53,739	$45,423

Core efficiency percentage (A/B)	65.92%	70.44%	67.19%	71.79%